Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

LEADING INDEPENDENT PROXY ADVISORY FIRMS ISS, GLASS LEWIS AND

EGAN-JONES RECOMMEND STERLING BANCORP SHAREHOLDERS VOTE

FOR PROPOSED MERGER WITH PROVIDENT NEW YORK BANCORP

New York, N.Y., September 17, 2013 — Sterling Bancorp (NYSE: STL; “Sterling” or “the Company”), the parent company of Sterling National Bank, today announced that three leading independent proxy voting advisory firms, Institutional Shareholder Services (ISS), Glass Lewis & Co. and Egan-Jones Proxy Services, have recommended that Sterling shareholders vote “FOR” Sterling’s proposed merger with Provident New York Bancorp.

As previously announced on April 4, 2013, Sterling Bancorp and Provident New York Bancorp (NYSE: PBNY) entered into a definitive merger agreement in a stock-for-stock transaction. The merger is expected to close in the fourth calendar quarter of 2013, subject to approval by the shareholders of both companies, regulatory approval and other customary closing conditions.

The Sterling Board of Directors recommends that the Company’s shareholders vote “FOR” the merger proposal. Each shareholder’s vote is important. All Sterling shareholders of record at August 12, 2013 are encouraged to vote by internet, telephone or mail. Shareholders who have any questions about voting should contact Georgeson Inc. at (800) 509-0957.

Approval of the merger will be voted upon at the Company’s annual meeting of shareholders, to be held on Thursday, September 26, 2013, at 10:00 A.M. Eastern Time at 3 West 51st Street, New York, New York 10019. Sterling Bancorp shareholders of record will be entitled to vote at the meeting.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.7 billion.

Forward Looking Statements

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Sterling Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Provident’s and Sterling’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Provident and Sterling shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Provident and Sterling businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Provident’s stock price before closing, including as a result of the financial performance of Sterling prior to closing; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional Information for Stockholders

In connection with the proposed merger with Provident, Provident has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (Registration No. 333-189098) that includes a definitive joint proxy statement of Provident and the Company and a prospectus of Provident, which has been mailed to the Company’s shareholders.  SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors may obtain a free copy of the proxy statement/prospectus and other filings containing information about Provident and Sterling at the SEC’s website at www.sec.gov.  The joint proxy statement/prospectus and the other filings may also be obtained free of charge at Provident’s website at www.providentbanking.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or at the Company’s website at www.snb.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Provident, the Company and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Provident and the Company’s shareholders in connection with the proposed merger.  Information about the directors and executive officers of Provident and their ownership of Provident common stock is set forth in the proxy statement for Provident’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on January 10, 2013. Information about the directors and executive officers of the Company and their ownership of our common stock as well as additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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